UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2022

Prudential Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-55084	46-2935427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 West Oregon Avenue, Philadelphia, Pennsylvania	19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 755-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PBIP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Voting Results for Special Meeting of Shareholders

On June 15, 2022, Prudential Bancorp, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, two proposals were acted upon, as described in detail in the proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 9, 2022 (the “Special Meeting Proxy Statement”). The number of votes cast for or against each such matter, and the number of abstentions and broker non-votes as to each such matter, have been certified and are set forth in the tables below. As of the record date for the special meeting, April 22, 2022, there were 7,776,287 shares of common stock of the Company outstanding. A total of 4,699,133 shares of Company common stock were present or represented by proxy at the Special Meeting, constituting a quorum for all matters.

PROPOSAL 1 – MERGER PROPOSAL

Outcome: Approved

Details	For	Against	Abstain	Broker Non-Vote
Proposal to approve the Agreement and Plan of Merger, dated as of March 1, 2022, by and between Fulton Financial Corporation and Prudential Bancorp, Inc., as such agreement may be amended from time to time, as described in the Special Meeting Proxy Statement.	4,618,788	67,754	12,590	0

PROPOSAL 2 – COMPENSATION PROPOSAL

Outcome: Approved

Details	For	Against	Abstain	Broker Non-Vote
Proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on, or otherwise relates to, the transactions contemplated by the merger agreement, as described in the Special Meeting Proxy Statement.	3,288,186	1,179,617	231,329	0

The Company also solicited approval of a proposal to adjourn or postpone the Special Meeting (the “Adjournment Proposal”), if necessary, to solicit additional proxies in favor of the (i) Agreement and Plan of Merger and the transactions contemplated thereby and (ii) proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on, or otherwise relates to, the transactions contemplated by the merger agreement (the “Compensation Proposal”). However, since sufficient votes were received to vote on the proposals to approve the Agreement and Plan of Merger and the Compensation Proposal, the Adjournment Proposal was not voted upon at the Special Meeting.

Item 7.01	Regulation FD Disclosure

On June 15, 2022, the Company and Fulton Financial Corporation (“Fulton”) issued a joint press release announcing, among other things, the results of the Special Meeting. For additional information, reference is made to the Company’s and Fulton’s joint press release, dated June 15, 2022, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto and the information provided in this Item 7.01 are being furnished to the SEC and shall not be deemed to be “filed” for any purpose nor shall they be deemed incorporated by reference into any filing made by the Company except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are included with this Report:

Exhibit No.	Description

99.1	Joint Press Release issued by the Company and Fulton dated June 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC.

By:	/s/ Jack E. Rothkopf
Name:	Jack E. Rothkopf
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: June 15, 2022